UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): September 29, 2018
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:  (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (d)    Effective October 15, 2018, J. C. Penney Company, Inc. (the “Company”) has elected Jill A. Soltau, 51, as Chief Executive Officer and a Director of the Company. A copy of the press release announcing Ms. Soltau’s election is attached hereto as Exhibit 99.1.

Ms. Soltau is joining the Company from JoAnn Stores, Inc. where she served as President and Chief Executive Officer since 2015. From 2013 to 2015, she served as President of Shopko Stores, with which she served in positions of increasing responsibility, including Executive Vice President, Chief Merchandising Officer from 2009 to 2013 and Senior Vice President, General Merchandise Manager, Apparel and Accessories from 2007 to 2009. Prior to that, she held positions of increasing responsibility with national and regional retailers including Sears Holdings, Kohl's Corporation and Carson Pirie Scott.  She currently serves as a director of Autozone, Inc.

In connection with her employment, Ms. Soltau and the Company entered into a letter agreement dated September 29, 2018 describing certain terms of her employment. A copy of the letter agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.  As an executive officer of the Company, Ms. Soltau will be eligible to participate in the J. C. Penney Corporation, Inc. 2011 Change in Control Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 14, 2011.

Ms. Soltau and the Company have not entered into an employment agreement. There are no arrangements or understandings between Ms. Soltau and any other person pursuant to which she was elected as an executive officer or director of the Company. She will not serve on any committees of the Board or receive any directors’ fees.

In connection with her employment, Ms. Soltau will receive base salary, annual incentive compensation, and long-term incentive awards as set forth in the letter agreement. In addition, as an inducement to join the Company and in relinquishment of outstanding awards forfeited with her current employer, she will receive an inducement grant of time-based restricted stock unit awards and a one-time cash signing bonus, also as set forth in the letter agreement. Ms. Soltau will also be entitled to certain severance benefits in the event her employment is involuntarily terminated without cause or she voluntarily terminates employment for good reason as set forth in her Executive Termination Pay Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)
	Exhibit 10.1	Letter Agreement dated September 29, 2018 between J. C. Penney Company, Inc. and Jill A. Soltau
	Exhibit 10.2	Executive Termination Pay Agreement dated September 29, 2018 between J. C. Penney Company, Inc. and Jill A. Soltau
	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued October 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.
By:	/s/ Brynn Evanson
Brynn Evanson
Executive Vice President, Human Resources

Date:  October 2, 2018